SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           -----------------------


                                 FORM 8-K/A

                               AMENDMENT NO. 1

                   PURSUANT TO SECTION 13 OR 15(d) of the

                       SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 1996


              NORTH AMERICAN ENERGY OF DELAWARE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in charter)


         DELAWARE                  0-85818          95-3111611
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission       (IRS employer
    of incorporation)            file number)   identification no.)

                        555 MADISON AVENUE
                        22ND FLOOR
                        NEW YORK, NEW YORK, 10022
--------------------------------------------------------------------------------
(Address of principal executive offices)   (Zip code)



Registrant's telephone number, including area code: (212) 980-5050
                                                    --------------

The purpose of this Amendment is to file Exhibit A to the Form 8-K filed on December 9, 1996.


                            Exhibit Index on Page 3

                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               NORTH AMERICAN ENERGY OF DELAWARE, INC.



Date:  December 10, 1996       By: /s/ R.L. Burke
                                   ------------------------------------
                                   Raymond L. Burke
                                   President

                                 EXHIBIT INDEX
                                 -------------


Exhibit             Description                                 Page
--------------------------------------------------------------------------------

   A                Disclosure Statement for the
                    Debtor's Plan of Reorganization               4

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------x

In re:                                               Chapter No. 11

NORTH AMERICAN ENERGY OF                             96 B. 44434. (JHG)
DELAWARE, INC.,

                            Debtor.                  TIN: 95-3111611

------------------------------------x



================================================================================
THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE
PLAN.  ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A
DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY
COURT.  THE DISCLOSURE STATEMENT IS BEING SUBMITTED FOR
APPROVAL, BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.
================================================================================


                     DISCLOSURE STATEMENT FOR THE DEBTOR'S
                            PLAN OF REORGANIZATION




                       BALLON STOLL BADER & NADLER, P.C.
                                 1450 Broadway
                         New York, New York 10018-2268
                                 212.575-7900
                               Fax 212.764-5060
               ATTORNEYS FOR DEBTOR AND DEBTOR - IN - POSSESSION
                    NORTH AMERICAN ENERGY OF DELAWARE, INC.

                                Table of Contents
                                -----------------
                                                                           Page
                                                                           ----
I.    DEFINITIONS.............................................................3
II.   PRELIMINARY STATEMENT...................................................3
III.  RETENTION OF PROFESSIONALS .............................................4
      A.  Counsel to the Debtor...............................................4
      B.  Securities Consultant...............................................4
      C.  Creditors Committee.................................................5
IV.   REPRESENTATIONS AND SCOPE OF STATEMENT .................................5
V.    DESCRIPTION OF THE DEBTOR'S OPERATION...................................5
      A.  The Debtor's History................................................5
      B.  Financial Information...............................................6
      C.  Corporate Structure and Ownership...................................6
      D.  Officers and Directors..............................................6
      E.  Litigation..........................................................7
VI.   DESCRIPTION OF THE PLAN, THE MERGER AND THE PARTICIPANTS................7
      A.  Introduction........................................................7
      B.  The Merger and the Reorganized Debtor...............................7
VII.  CLASSIFICATION AND TREATMENT OF CLAIMS AND STOCK INTERESTS  ...........13
      C.  CLASS 1 Claims.....................................................14
      D.  CLASS 2 Claims.....................................................15
      E.  CLASS 3 Claims.....................................................15
      F.  CLASS 4 Claims.....................................................16
      G.  Court Approval and Adjustment of Shares............................16
VIII. SECURITIES ISSUED TO CREDITORS ........................................17
IX.   MEANS FOR THE EXECUTION OF THE PLAN....................................19
X.    FULL AND FINAL SATISFACTION............................................19
XI.   METHOD FOR DETERMINATION OF ALLOWED CRAMDOWN...........................20
XII.  VOTING, IMPAIRMENT, CONFIRMATION AND CRAMDOWN..........................20
      A.  Voting.............................................................20
      B.  Confirmation Without Acceptance by All Impaired Classes, or
          "Cramdown".........................................................21
      B.  The Confirmation Hearing...........................................21
XIII. DISCUSSION OF COMPARATIVE RECOVERIES, AND ALTERNATIVES TO PLAN,
      LIQUIDATION ANALYSIS COMPARISON TO ALTERNATIVE PLANS ..................22
XIV.  TAX CONSEQUENCES ......................................................23
XV.   RETENTION OF JURISDICTION..............................................23

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------------x

In re:                                               Chapter No. 11

NORTH AMERICAN ENERGY OF                             96 B. 44434 (JHG)
DELAWARE, INC.,

                           Debtor.                   TIN: 95-3111611

---------------------------------------x


                            DISCLOSURE STATEMENT FOR
                       THE DEBTOR'S PLAN OF REORGANIZATION

                                  INTRODUCTION

           This Disclosure Statement ("Disclosure Statement") is being provided by North American Energy of Delaware, Inc. the debtor and debtor-in-possession ("Debtor"), pursuant to the provisions and requirements of Section 1125(b) of the Bankruptcy Code, to those known holders of a claim or interest who are entitled to vote on the confirmation of the Plan of Reorganization (the "Plan")(Exhibit 1) proposed by the Debtor, in order to disclose adequate information, deemed to be material, important and necessary for the Debtors's creditors to make an informed judgment and an informed decision in exercising their right to vote on the Plan.

           Along with this Disclosure Statement, you will receive a copy of the proposed Plan, a Ballot and a Notice fixing a date for a hearing on the confirmation of the Plan.1/ Annexed to this Disclosure Statement are the following exhibits:


            Exhibit l.: Debtor's Plan of Reorganization.

            Exhibit a.: Unaudited pro forma Balance Sheet as of


--------------------
1/ It is the Debtor's intention to confirm the Plan without soliciting votes from any, creditors other than the Class 3 Creditors. The Debtor believes that the Plan may be confirmed by cramdown under Section 1129(b) of the Bankruptcy Code over the rejection of any class of creditors voting against the Plan. In light of the provisions of the Small Business Chapter, which election the Debtor has made, 11 U.S.C. sections 1121(e), and the Debtor's intention not to solicit votes, the Debtor will request that a confirmation hearing on the Plan be set for the same date as the hearing to consider approval of the Disclosure Statement.


Disclosure Statement                                          Page 1

                        June 30, 1996 showing the effects of the merger described herein and the subsequent issuance by the Reorganized Debtor for shares of its Common Stock in exchange for its outstanding debt and trade payables as described herein as if both events occurred on such date.

           Exhibit b.:  Reserved.

           Exhibit c.:  Liquidation Analysis.

           Exhibit d.:  Debtor's Securities and Exchange Commission
                        Form 10-K, dated June 7, 1996, for the fiscal year ended March 31, 1996, and Form 10-Q dated July 25, 1996 for the fiscal quarter ended June 30, 1996.

            Exhibit e.: Unaudited financial statements of Alliance for the Years Ending March 31, 1994, 1995 and 1996.

            Exhibit f.: Unaudited balance sheet and statement of
                        income and retained earnings for the three months ending June 30, 1996.

            The Bankruptcy Court has scheduled a hearing confirmation of the Plan. The date, time and place of the hearing will be found in the "Notice Fixing a Date for a Hearing on Confirmation", which accompanies this Disclosure Statement. The creditors may vote on the Plan by completing and mailing the enclosed ballot to the attorneys for the Debtor,

                              BALLON STOLL BADER & NADLER, P.C.
                              14th FLOOR
                              1450 BROADWAY
                              NEW YORK, NEW YORK 10018-2268
                              ATTN: Dwight Yellen

In order for the Plan to be accepted and thereafter confirmed, ("Confirmation"), at least two thirds (2/3) in amount and more than one-half (1/2) in number of allowed claims of each class of creditors who vote and who are impaired under the Plan must cast their vote for the acceptance of the Plan.

            A CREDITOR WHO DOES NOT VOTE FOR THE ACCEP
            TANCE OR REJECTION OF THE PLAN WILL NOT COUNT
            IN THE OUTCOME OF THE PLAN'S ACCEPTANCE.

            THIS DISCLOSURE STATEMENT IS THE ONLY AUTHO-
            RIZED STATEMENT WITH RESPECT TO THE PLAN.  NO
            OTHER REPRESENTATIONS CONCERNING THE DEBTOR,

Disclosure Statement                                          Page 2

            ITS OPERATIONS OR THE VALUE OF ITS PROPERTY
            HAVE BEEN AUTHORIZED BY THE PROPONENTS OF THE PLAN. ANY REPRESENTATIONS OR INDUCEMENTS MADE
            TO OBTAIN YOUR ACCEPTANCE WHICH ARE OTHER THAN
            OR INCONSISTENT WITH THE INFORMATION CONTAINED HEREIN SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION. THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY ORDER OF THE BANKRUPTCY COURT. SUCH APPROVAL BY THE BANKRUPTCY COURT DOES NOT CONSTITUTE A RECOMMENDATION BY THE COURT AS TO THE PLAN'S MERITS.

            IN THE EVENT OF ANY INCONSISTENCY, AMBIGUITY
            OR CONFLICT BETWEEN THIS DISCLOSURE STATEMENT
            AND THE PLAN, THE PLAN SHALL CONTROL.

            The Debtor and its counsel have prepared the Plan and submit that the Plan is in the best interest of Creditors generally, and recommend acceptance of the Plan by those Creditors who vote. It is the belief of the Debtor that if the Plan is denied Confirmation, unsecured Creditors will receive less than they will receive under the Plan. This Disclosure Statement has been approved by the Court as containing information of a kind and in sufficient detail that will enable Creditors to make an informed judgment about the Plan, and the proponents have been authorized to use this Disclosure Statement in connection with the solicitation of ballots on the Plan. At a hearing on confirmation, the Court will consider whether the Plan is feasible, and whether it is in the best interests of the Creditors.


                                I.  DEFINITIONS

            For the purposes of this Disclosure Statement, the terms used herein shall be defined as they are defined in Article I of the Debtor's Plan of Reorganization.


                          II.  PRELIMINARY STATEMENT

            This case was commenced by the filing of a voluntary Petition on August 19, 1996. On or about August 21, 1996, pursuant to 11 U.S.C. sections 101(51C) and 1121(e), the Debtor made an election to be treated as a Small Business under the Bankruptcy Code. Briefly, as described in greater detail herein and in the Plan, on the Effective Date, the Debtor will merge into ORA Electronics, Inc., a Delaware corporation ("ORA"). Immediately prior to the Effective Date, Alliance Research Corporation, a California Corporation ("Alliance"), will affect its reincorporation into Delaware by merger into ORA. ORA will be the surviving corporation of such merger and will succeed to

Disclosure Statement                                          Page 3
all of Alliance's assets and liabilities pursuant thereto and will conduct Alliance's business, which is described herein, thereafter. The present management of Alliance will become the management of ORA and will continue as the management of the Reorganized Debtor following the Effective Date. References herein to "ORA" shall be deemed to include Alliance prior to the reincorporation into ORA unless the context otherwise requires. The current officers and management of the Debtor will resign. The Creditors and Stock Interests will share in Securities of the Reorganized Debtor which are contemplated to be freely tradeable to the extent provided by applicable law.


                       III.  RETENTION OF PROFESSIONALS

           A. Counsel to the Debtor. At the commencement of the case the Debtor was represented by the firm of Ballon Stoll Bader & Nadler, P.C. as counsel, which retainer the Court approved on August 29, 1996, effective NUNC PRO TUNC August 19, 1996). Ballon Stoll Bader & Nadler, P.C. received a retainer for debt counseling and a retainer for the preparation of the Chapter 11 petition herein. The total payments to Ballon Stoll Bader & Nadler, P.C. were $10,000. Ballon Stoll Bader & Nadler, P.C. has agreed to be compensated for the balance of its fees by Securities as set forth herein.

            B. Securities Consultant. With an eye toward providing creditors with an alternative to receiving a nominal cash dividend from the orderly liquidation of its assets, the Debtor retained with Court approval, DLS Financial Services, Inc. ("DLS") of Dallas, Texas as a securities consultant. The Debtor has been advised that DLS has assisted other Chapter 11 debtors in finding merger or acquisition partners for the purpose of acting as a proponent of a plan of reorganization and, upon confirmation, assisting the reorganized debtor in issuing publicly traded securities. Mr. Robert Geber, Secretary of the Debtor, and the wife and children of Mr. Raymond L. Burke, President and CEO of the Debtor, own a small number of publicly traded shares of the common stock of the parent of DLS.

            DLS has been retained, which retainer was denied by the Court on September 17, 1996 without prejudice to renewal at the hearing on confirmation of the Plan, on a contingency-fee basis to assist the Debtor in proposing its Plan of Reorganization and, upon confirmation, in merging with the proponents of the Plan and issuing securities which will be available to creditors in lieu of a cash dividend. DLS will be treated as an administrative creditor in the Plan and will be paid by receiving stock in the reorganized Debtor. In the event the Plan of Reorganization is not confirmed, DLS will receive no compensation whatsoever.

Disclosure Statement                                          Page 4

           C. Creditors Committee. Pursuant to section 1102(a)(3) of the Bankruptcy Code, no creditors committee has been appointed.


                  IV.  REPRESENTATIONS AND SCOPE OF STATEMENT

            The information contained herein relating to ORA has been obtained by the Debtor from the management of Alliance. The Debtor has no reason to believe that the information contained herein relating to ORA is incomplete or inaccurate but does not make any representations with respect thereto.


                   V.  DESCRIPTION OF THE DEBTOR'S OPERATION

           A. The Debtor's History.2/ North American Energy of Delaware, Inc. incorporated under the laws of the State of Delaware on June 8, 1972 under the name "The Investing Professional, Inc." After several name changes and alterations in business direction, in 1986, the Debtor changed its name to its current name.

            During the fiscal year ended March 31, 1987, the Debtor raised approximately $480,000 in a private placement of 2,127,500 of its common shares and contributed $400,000 in cash and 1,000,000 restricted shares of the Debtor's common stock to Canyon Pipeline Corporation ("Canyon") and Worldwide Petroleum Corporation ("Worldwide") in return for a 49% interest in each company. The Debtor wrote off its entire investment in these two companies as of March 31, 1987. During the year ended March 31, 1989, a settlement was reached in which the Debtor's investments in Canyon and Worldwide were exchanged for the 1,000,000 shares of the Debtor's stock held by Canyon and Worldwide. The Debtor subsequently canceled these shares.

            In 1991, the Debtor agreed to acquire from Mica Minerals, Inc., a Texas corporation, certain vermiculite deposits in Llano County, Texas. The Agreement provided for the issuance to Mica Minerals, Inc., shares in a subsidiary of the Debtor that would be convertible into a controlling interest in the Debtor. The transaction never received the necessary funding or the approval of the Debtor's stockholders and, after several postponements and extensions of the closing date, the transaction was deemed abandoned. No further public announcement or filing was ever made. A dispute ensued and on March 9, 1994, the Board of Directors decided it would be in the best future interest of the Debtor to settle any dispute with Mica Minerals, Inc. of Texas regarding the agreement that was entered into in January, 1991, surrounding the vermiculite deposits in Llano County, Texas. The settlement called for payment of $5,000 in cash at closing and the

---------------
2/ Further historic details on the Debtor are set forth in Exhibit D hereto.

Disclosure Statement                                          Page 5
issuance of 500,000 restricted common shares of the Debtor when additional shares became available.

            B. Financial Information. In the fiscal years ended March 31, 1996, 1995, 1994, 1993 and 1992, the Debtor was involved in the negotiation of various acquisitions. THE DEBTOR HAS HAD NO OPERATING REVENUES FOR THE FOUR YEARS ENDED MARCH 31, 1996. Expenses incurred during those periods consisted primarily of consulting fees, legal and accounting fees, interest expense and general and administrative expenses. Liabilities arising from such expenses have been satisfied through officer loans, settled through stock issuance or written off due to statutory limitations. In consideration of such activities, the Board of Directors has committed for issuance 2,380,920 shares of the Debtor once duly authorized.

            C. Corporate Structure and Ownership. The Debtor is a publicly traded Delaware corporation which, as of March 31, 1996, had 14,995,099 outstanding shares. Details concerning the number of shareholders, trading information and other matters are set forth in the Debtor's SEC Form 10-K annexed hereto as Exhibit D.

            D. Officers and Directors. DAVID ROSENBERG, CHAIRMAN.
Mr. Rosenberg, age 85, has been a Director of the Debtor since 1981 and President until June, 1992. Mr. Rosenberg, a Chartered Financial Analyst, was formerly Vice-Chairman of the investment arm of the Schroder Banking group. Prior to that he was a senior partner of the investment firm of Naess & Thomas (sold to Schroders Ltd., 1969).
Prior to that time he was a senior analyst and economist with Goldman, Sachs & Co.

            RAYMOND L. BURKE, PRESIDENT AND CEO. Mr. Burke, age 53, has, been President and CEO of the Debtor since 1992. Mr. Burke is also President and CEO of Horowitz/Rae Holdings, Inc., which is the parent company of Horowitz/Rae Book Manufacturers, Inc. Horowitz/Rae is one of the largest privately owned integrated book manufacturers in the country today.

           ROBERT GEBER, SECRETARY. Mr. Geber, age 59, became Secretary of the Debtor effective April, 1996. He is currently Executive Vice-President and Treasurer of Horowitz/Rae Holdings, Inc., the parent company of Horowitz/Rae Book Manufacturers, Inc. Prior to 1992, Mr. Geber was President of Jersey Transport, Inc., a transport company. Mr. Geber served as Senior Operations Vice-President of Alexanders, Inc., a multi-million dollar retailing operation, for approximately 20 years.

           COMPENSATION. The Debtor has not paid any cash compensation, bonuses or deferred compensation to its officers and directors and has no pension or other employee benefit plans for the fiscal years ended March 31, 1994, 1995 and 1996.

Disclosure Statement                                          Page 6

           E. Litigation. There are currently no active or pending legal proceedings against the Debtor.


         VI.  DESCRIPTION OF THE PLAN, THE MERGER AND THE PARTICIPANTS

           THE FOLLOWING IS ONLY A SUMMARY OF THE PLAN.
           CREDITORS ARE URGED TO READ THE PLAN IN FULL AND
           TO CONSULT WITH COUNSEL AS TO ITS CONTENT.  THE
           PLAN REPRESENTS A PROPOSED AGREEMENT BETWEEN THE
           DEBTOR AND ITS CREDITORS WHICH, IF FINALLY
           CONFIRMED, WOULD BE LEGALLY BINDING.

           A. Introduction. The Plan provides for payment in full to priority creditors from the cash on hand maintained by the Debtor. Certain administrative Creditors, unsecured Creditors and Stock Interests will receive Securities in the Reorganized Debtor.

            B. The Merger and the Reorganized Debtor. On the Effective Date, the Debtor will merge into ORA. The present management of ORA will continue as the management of the Reorganized Debtor. The current officers and management of the Debtor will resign. The authorized stock of the Reorganized Debtor will be 30,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. The Securities provided for in the Plan will be issued by the Reorganized Debtor to the Claimants as contemplated thereby, and the Reorganized Debtor will commit to reserve a sufficient number of shares of Common Stock to meet its obligation to issue such shares upon the exercise of Warrants. The current shareholders of Alliance will hold 5,000,000 shares of Common Stock as of the Effective Date.

            Immediately following the Effective Date, ORA intends to issue shares of its Common Stock for payment in full for all of the outstanding principal and accrued interest under three promissory notes held by an unaffiliated third party. Such payment will be made on the basis of one share for every $5.00 of debt. As of August 31, 1996, there was an aggregate of approximately $4,276,087 in principal and accrued interest outstanding under the three promissory notes. Hence, as of such date, approximately 855,220 shares of Common Stock would have been issued in payment for such debt. Interest accrues under the three promissory notes at the aggregate rate of $832 per day. Consequently, the actual number of shares to be issued in payment for such debt will depend on when the payment is made. The holder of the promissory notes has also agreed to convert $1.5 million in trade payables into 300,000 shares of Common Stock at a conversion rate of $5.00 per share.

            ORA intends to adopt a stock option plan for its employees, consultants and directors in the near future. Following the Effective Date, ORA will be free to issue additional shares of


Disclosure Statement                                          Page 7
its Common Stock, from time to time, at the discretion of its Board of Directors. Prior to such date, ORA may distribute, in the form of debt, its S corporation retained earnings, if any, to its sole shareholder. As part of the reincorporation of Alliance in Delaware pursuant to its merger into ORA as described herein, ORA will grant registration rights to its sole shareholder which permit, under certain circumstances, such shareholder to cause ORA to register shares of Common Stock held by such shareholder under the Securities Act of 1933, as amended, and applicable state securities statutes and for such shareholder to participate in such registrations initiated by ORA.

            ORA. BUSINESS DESCRIPTION. ORA (sometimes referred to hereafter as the "Company") is a supplier of telecommunications equipment. Its unaudited net sales for its fiscal year ended March 31, 1996, were approximately $24.5 million with estimated pre-tax losses of approximately $521,000. Such amounts may be subject to adjustments pursuant to the audit of the Company's financial statements for its fiscal year ended March 31, 1996 by the Company's outside auditors. Its unaudited net sales for the three months ended June 30, 1996 were approximately $2.3 million with estimated pre-tax losses of approximately $3.6 million. Such amounts are subject to year end adjustments. ORA currently markets more than 2,000 products, including battery packs, battery eliminators, power cords, hands-free car speaker phone adapters ("hands-free kits"), antennas, mounts and battery quick-chargers. It operates from an 80,090 square foot facility in Chatsworth, California, and employs approximately 85 employees.

            MANUFACTURING. ORA outsources the actual manufacturing of most of its product lines, using contract manufacturers and "bid" manufacturing. It has a long-standing sourcing arrangement with a far east trading company which has created procurement and manufacturing arrangements for both contract and "bid" goods manufacturing. Contract manufacturers located in the United States, Taiwan, Korea and China are used to manufacture proprietary products such antennas, hands-free kits, battery quick-chargers, battery packs and several connectivity products. "Bid" goods manufacturing is used primarily for commodity type products. ORA maintains quality assurance and inspection systems both in its receiving facilities in the United States and on-site in the countries where its products are manufactured.

            HISTORY. Alliance was incorporated in California in 1979, as the successor to the business of a small specialty supply house operating since 1974 under the name "ORA Electronics." Alliance's original customers were service retailers and repair centers having difficulty obtaining replacement parts for repair work. Alliance was an early user of direct mail marketing, mailing catalogs to virtually every electronic service organization and retailer in the United States. By 1980, Alliance was mailing a catalog quarterly to over 100,000 businesses.

Disclosure Statement                                          Page 8

            MARKETING. ORA handles all design, packaging, and marketing internally, including advertising design and production, product photography, line brochures, packaging, catalogs and specialized customer services, including complete planogram service, co-operative advertising programs, store merchandising, in-store displays, customer-specific collateral material, ad slicks, clip art services, semi-private labeling, private label catalogs, mail inserts, and trade show participation.

            CERTAIN INVESTMENT CONSIDERATIONS. ORA has sustained substantial net losses in its fiscal year ended March 31, 1996 and for the quarter ended June 30, 1996. In reviewing the unaudited financial statements for such periods attached to this Disclosure Statement, it should be noted that during such periods ORA was taxed as an "S" corporation and therefore did not pay federal or state income taxes (although state corporation taxes in California were paid). If the Company were a C corporation, some of such losses would have been offset by the value of tax loss carry back or forward.

            The reader should read the attached financial statements, including the notes thereto where applicable, in their entirety. In doing so, the reader should note that ORA has loaned money to one of its officers and should be aware that the loan secured by the property on which ORA's headquarters is located is, by its terms, callable by the lender. As of March 31, 1996, the outstanding principal balance of such loan was approximately $4.7 million. In addition, as of March
31, 1996, the Company was not in compliance with certain covenants, related to tangible net worth and debt to equity ratios, under its line of credit facility. The Company is currently negotiating with the lender for a waiver of such covenants. No assurances can be given that such waiver can be obtained. The reader should also note that, as of March 31, 1996, ORA's trade accounts receivable and net sales were concentrated with a single customer.

            RESEARCH, AND DEVELOPMENT. ORA has an in-house research and development engineering staff, and in early 1994, acquired a product development group which tripled the size of its research staff. ORA maintains extensive research and test facilities (including an anechoic chamber) at its corporate headquarters, allowing it to conduct such sophisticated operations as testing radiation patterns for antennas and ensuring product safety with in-house facilities.

            QUALITY CONTROL. All products are thoroughly tested. ORA is operating under the ISO 9001 quality standards and is currently seeking certifications under these standards. Many of the products carry UL listings and FCC approvals.

Disclosure Statement                                          Page 9

            INTELLECTUAL PROPERTY. ORA owns over 30 issued patents in the United States and a number of foreign patents on its various products. It also owns over 15 trademark registrations. In addition, the Company applied for and its individual managers hold numerous United States and foreign patents, and are applying for additional ones at the present time. Further, ORA is currently developing proprietary data transfer protocols and bus interfacing systems, both hardware and software, for which patent and copyright protection have been sought. There can be no assurances that such protocols and systems can be successfully developed or that such patent and copyright protection can be obtained. Trademark clearance and filings for new products and systems are being made concurrently with project development in consultation with the marketing department.

           MAJOR CUSTOMERS. ORA services many of the largest and most respected mass merchandisers and retailers in the United
Slates, including:

                        Brandsmart
                        Circuit City
                        The Good Guys
                        Nobody Beats the Wiz
                        Office Max
                        Pep Boys
                        Service Merchandise
                        Staples
                        Tandy Corporation

In addition, ORA provides products for resale by many major service providers, including:
                        AirTouch
                        Bell Atlantic
                        Cellular One
                        GTE
                        Houston Cellular
                        Pittsburgh Telephone
                        Rochester Telephone

ORA is also a supplier to various equipment manufacturers, including:
                        Mitsubishi
                        Motorola
                        NEC
                        Nissan


Disclosure Statement                                          Page 10

ORA also serves smaller dealers through a network of regional distributors, including:
                        All American Distributing
                        Communication Associates
                        Ingram-Micro
                        Merisel
                        Tessco
                        Unplugged

            PRODUCT HIGHLIGHTS. ORA has made a significant commitment to innovation through its research and development group. ORA is bringing many significant new products on line.
Among its major new products are the following:

PARALINK PRO(R)         A product which is currently being introduced
--------                to the market is the Paralink Pro.  This
                        product is an intelligent printer sharing network directed toward the home office and consumer markets. The system is completely external, in that it does not require opening of the PC to be installed and it features very high speed and a user friendly interface. All nodes are connected by a standard modular telephone cord. The Paralink Pro was designed for Windows applications.

DIGITAL HANDS
FREE SPEAKERPHONE       Hands free operation of cellular phones in
-----------------       moving vehicles is recommended for safety.
                        ORA Electronics Digital Hands Free kits are designed to be installed in vehicles by professional installers. They feature an independent speaker, a high performance external microphone, and a Thru Glass(R) antenna. This product was re-released in January 1995 after being upgraded to work with digital telephones.

TRAVELTALK(TM)          This model is built into a cigarette lighter plug for
----------              ultimate convenience and portability. It does not
                        require permanent installation and can be transferred from car to car. This product is priced at under $100.00 retail.

PERSONAL
HANDS FREE              The personal hands free is a low cost entry
----------              level portable hands free.  It utilizes an
                        earphone/microphone combination and is simply

Disclosure Statement                                          Page 11
                        plugged into the bottom of the phone. The unit can be used outside a vehicle as it is battery operated and very light.

DELCO ELECTRONICS
PROJECT TELECAR(TM)     In June 1995, Delco Electronics and ORA,
---------------         Electronics entered into an agreement to
                        jointly develop three types of cellular
                        telephone gateway interfaces for the new generation of vehicles featuring data buses instead of the normal wiring. Under the agreement, both ORA Electronics and Delco will be able to market it's product through their own marketing channels.

Cellular Data/Link      The Cellular Telephone Data/Link ("CDL") is a
------------------      device which has already gained enough
                        industry interest to be noted by the
                        Department of Commerce in its U.S. Industrial
                        Outlook 1994 publication as a significant product in U.S. market trends for cellular equipment. Additionally, the product was selected as "one of the most innovative consumer electronics products of 1994" by the Innovation '94 Design and Engineering Honors
                        Program, a review group endorsed by the
                        Industrial Design Society of America.

                        CDL allows modems (including all those commonly used on micro-computers) to communicate using cellular telephones. Although several companies have developed similar technologies (notably Telular Corporation), ORA has marketed a small, battery operated unit which connects to multiple cellular phone models at a price attractive to the mass market.

            CERTAIN LITIGATION. ORA filed suit in 1994 in Federal District Court seeking a declaratory judgment that certain patents held by Telular Corporation ("Telular") are invalid or, even if valid, CDL does not infringe them. Telular counter-claimed, contending that its patents are valid and that CDL infringes on such patents. In early 1996, the District Court granted Telular's motion for partial summary judgment against ORA determining that Telular's patents are valid and that CDL infringes such patents and permanently enjoining ORA from further sales of CDL. However, the Company has appealed the District Court's opinion to the United States Ninth Circuit Court of Appeals. The Company filed a motion in such Circuit requesting a stay of the permanent injunction pending such appeal. The Federal Circuit Court granted the motion in part. The Federal Circuit Court lifted the injunction with respect to the Motorola compatible CDLs. The Company does not expect the Federal Circuit Court to rule on its appeal until the first half of 1997.

Disclosure Statement                                          Page 12

            Given that its appeal is still pending, ORA is unable to predict the outcome of the proceedings with respect to the patents. Possible outcomes could range from no liability or injunction being imposed on ORA to the payment by ORA to Telular of potentially material damages and costs and ORA being enjoined from all future CDL sales or non-Motorola sales. ORA intends to vigorously continue contesting Telular's claims.

            CDLs accounted for approximately $1,170,000 and $211,000, or 4.6% and 0.88% of ORA's net sales, in its fiscal years ended March 31, 1995 and 1996, respectively. Of such amounts, approximately $1,045,000 and $180,000 (or 4.1% and 0.75% of ORA's total net sales)
were from Motorola compatible CDLs. Sales in fiscal year 1996 were impacted by the injunction discussed above.


       VII.  CLASSIFICATION AND TREATMENT OF CLAIMS AND STOCK INTERESTS

            Pursuant to Section 1124 of the Bankruptcy Code, classes of claims or interests that are impaired,3/ as that term is defined in the Bankruptcy Code, have a right to vote with respect to the Plan, and classes or interests that are not impaired do right have the right to vote on the Plan. Pursuant to Section 1124 of the Bankruptcy Code, a class is impaired unless the Plan leaves unaltered the legal, equitable and contractual rights to "which such claim or interest entitles the holder of such claim or interest," or where a default has occurred, the Plan provides for the cure of such default, reinstates the maturity of the claim as it existed before the default, compensates the claimant for damages incurred as result and does not otherwise alter the legal, equitable or contractual rights of the claimant, or, otherwise, if, on the effective date of a Plan, the creditor's allowed claim is paid in full in cash. Treatment of Claims under the Plan is described hereafter.

            A. The claims against the Debtor are divided in the following classes:

-----------------
3/ Under the Plan, a Claim which is properly includable in more than one Class may be divided for classification purposes, and may be treated as being in one Class to the extent that it qualifies within the description of that Class, and in another Class to the extent that it does not qualify within the description of the first Class but qualifies within the description of such different Class.

Disclosure Statement                                          Page 13

                 1.     Class 1 - Allowed Administrative Claims;

                 2.     Class 2 - Allowed Priority (wage and tax)
                        Claims;

                 3.     Class 3 - Allowed General Unsecured Claims;

                 4.     Class 4 - Allowed Stock interests.

            B. The Plan contemplates that certain securities
("Securities") of the Reorganized Debtor will be issued pursuant to the Plan. The Securities include Common Stock and four classes of stock purchase warrants ("Warrants"). Such Securities are described below.

                  1. The Common Stock of the Reorganized Debtor
            shall have $.001 par value and each share thereof shall be entitled to one vote at meetings, of shareholders and shall share equally with all other shares of Common Stock in all dividends paid or other distributions made to holders of Common Stock.

                  2. Each Warrant of the Reorganized Debtor shall
            entitle the holder thereof to purchase shares of Common Stock of the Reorganized Debtor at the following exercise prices and during the following periods after the Effective Date:

                                       Exercise Price   Exercise Period
                                       --------------   ---------------
            Class A Warrants                 $ 5.00         180 days
            Class B Warrants                  10.00         18 months
            Class C Warrants                  15.00         36 months
            Class D Warrants                  20.00         60 months

            C. CLASS 1 Claims. Upon the Distribution Date, or as soon thereafter as is practicable (and if such claim is for professional fees or expenses owed by the Debtor, upon a determination by the Bankruptcy Court that such fees are reasonable and allowable), Allowed Class 1 Claims shall be paid in full in cash except as set forth below.

            The Debtor does not anticipate any Administrative Claims other than DLS and counsel for the Debtor, each of which have agreed to the compensation set forth in the Plan primarily comprised of Securities of the Reorganized Debtor as follows: DLS would receive 100,000 shares of Common Stock, 8,000 Class A Warrants, 12,000 Class B Warrants, 10,000 Class C Warrants and 14,000 Class D Warrants, and

Disclosure Statement                                          Page 14
counsel for the Debtor would receive, in addition to its cash retainer of $10,000, 4,000 shares of Common Stock, 6,272 Class A Warrants, 6,000 Class B Warrants, 3,333 Class C Warrants and 5,600 Class D Warrants. Funds advanced by officers and directors to pay expenses incurred by the Debtor, will entitle such persons to options to purchase up to 2,200 shares of the Common Stock of the Reorganized Debtor.

            CLASS I IS IMPAIRED.

            D. CLASS 2 Claims. Upon the Distribution Date, or as soon thereafter as is practicable, the Disbursing Agent shall pay to each holder of an Allowed Class 2 Claim entitled to priority under sections 507(a)(3), (4), (6) of the Bankruptcy Code, an amount equal to 100% of such Allowed Priority Claim, without interest. The Debtor does not anticipate any priority claims.

            CLASS 2 IS UNIMPAIRED.

            E. CLASS 3 Claims. Upon the Distribution Date, or as soon thereafter as is practicable, Allowed Class 3 Claims shall be paid by the Exchange Agent, as set forth below, without interest, in full and complete satisfaction thereof.

            The Debtor believes the Unsecured Creditors are as follows:

            Ferro Labella Logerfo and Zucker                      $8,000
            27 Warren Street
            Hackensack, NJ 07601
            Michael Logerfo, Esq.

            A. W. Guthman and Company                              3,500
            2663 Stoney Street
            Mohegan Lake, NY
            Mr. Andre Guthman

            Abrams Roberts Klickstein and Levy                     2,000
            265 Franklin Street, 16th Fl.
            Boston, MA 02110
            Mr. Paul Roberts

            Lowenstein, Sandler, Kohl,
            Fisher & Boylan                                        2,000
            65 Livingston Avenue
            Roseland, NJ 07068
            George Mazin, Esq.                                   _______

                        Total                                    $15,500
                                                                 =======
            Holders of Allowed Class 3 Claims shall share PRO RATA in a pool of 3,500 shares of Common Stock of the Reorganized Debtor.

            CLASS 3 IS IMPAIRED.

Disclosure Statement                                          Page 15

            F. CLASS 4 Claims. Upon the Distribution Date, or as soon thereafter as is practicable, Allowed Class 4 claims4/ shall be paid by the Exchange Agent, as set forth below, without interest, in full and complete satisfaction thereof.

            Holders of Allowed Class 4 claims shall share PRO RATA in a pool of Securities of the Reorganized Debtor as follows: 242,500 Common Shares, 385,728 Class A Warrants, 582,000 Class B Warrants, 486,667 Class C Warrants and 680,400 Class D Warrants. In addition to the aforesaid numbers of shares and Warrants, the Reorganized Debtor will issue additional Securities such that the numbers of shares of Common Stock or Warrants received by each Class 4 Claimant will be rounded up to the next higher "round lot" of shares or Warrants (a "round lot" being a multiple of 100 shares or 100 Warrants of any Class).

            [NOTE: the numbers of shares and Warrants included in this paragraph are included for illustrative purposes, and are subject to change.] AS AN EXAMPLE of the distribution described in the preceding paragraph, assuming there are an aggregate of 17,876,019 shares of stock of the Debtor currently outstanding (including the 2,780,980 shares which have not been issued, but which are committed to be issued once authorized), a Class 4 Claimant holding 50,000 shares of such stock would be entitled to the following Securities of the Reorganized Debtor: 678.3 shares of Common Stock, 1,078.9 Class A Warrants, 1,627.9 Class B Warrants, 1,361.2 Class C Warrants and 1,905.4 Class D Warrants. After rounding such shares and Warrants up to the next higher round lots, such Claimant Would actually receive 700 shares of Common Stock, 1,100 Class A Warrants, 1,700 Class B Warrants, 1,400 Class C Warrants and 2,000 Class D Warrants.

            CLASS 4 IS IMPAIRED.

            G. Court Approval and Adjustment of Shares. The shares and Warrants anticipated to be allowed to Class 1 creditors are subject to Court approval. In the event that additional administrative or unsecured creditors' claims are allowed or that the Court does not approve the full amount of the shares and Warrants, the Class 4 Creditors will share in a different pool of shares and Warrants.

            H. Classes Not Impaired Under the Plan. Class 2 is not impaired under the Plan and is conclusively deemed to have

----------------

4/ Class 4 claims consist of Stock Interests-holders of the 14,995,099 shares of the Debtor issued and outstanding and the 2,880,920 shares of the Debtor committed for issuance once duly authorized.


Disclosure Statement                                          Page 16
accredited the Plan pursuant to Section 1126(f) of the Bankruptcy
Code and is therefore not entitled to vote on the Plan.

            I. Confirmation Over Dissenting Classes. In the event that one or more Classes do not vote to accept the Plan, the Debtor intends to seeks confirmation under the "cramdown" provisions of
Section 1129(b) of the Bankruptcy Code and will amend the Plan accordingly.

            ANY HOLDER OF A CLAIM OR INTEREST IN ANY OF
            THE ABOVE CLASSES WHO FAILS TO OBJECT IN WRITING
            TO THE CLASSIFICATION PROVIDED IN THE PLAN AT
            LEAST TWENTY (20) DAYS PRIOR TO CONFIRMATION
            SHALL BE DEEMED TO HAVE ACCEPTED SUCH CLASSIFICATION AND TO BE BOUND THEREBY. ANY BALLOT WHICH IS EXECUTED BY A HOLDER OF A CLAIM WHICH FAILS TO
            VOTE FOR ACCEPTANCE OR REJECTION OF THE PLAN SHALL BE DEEMED AN ACCEPTANCE OF THE PLAN.


                     VIII.  SECURITIES ISSUED TO CREDITORS

            Upon confirmation, the Reorganized Debtor will issue various securities described above in connection with the Plan pursuant to Section 1145 of the Bankruptcy Code5/, and will be issued pursuant to the exemption provided for under Section 1145 of the Bankruptcy Code. The securities shall bear the legend required by the Office of the United States Trustee, which is as follows:

-------------
5/   11 U.S.C. section 1145 provides, in relevant part:

        (a) Except with respect to any entity that is an underwriter as defined in subsection (b) of this section, section 5 of the Securities Act of 1933 and any State or local law requiring registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security do not apply to --

            (1) the offer or sale under a plan of a security of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan (A) in exchange for a claim against, an interest in, or a claim for an administrative expense in the case concerning, the debtor or such affiliate; or
            (B) principally in such exchange and partly for cash or property.

Disclosure Statement                                          Page 17

            The securities represented by this certificate have not been registered under the Securities Act of 1933 and were issued pursuant to an exemption provided by 11 U.S.C. sections 1145, under an order confirming Plan in a case entitled, IN RE NORTH AMERICAN ENERGY OF DELAWARE, INC. in the United States Bankruptcy Court for the Southern District of New York. The holder of this certificate is referred to 11 U.S.C. sections 1145(b) and (c) for guidance as to the sale of these securities.

            Section 1145(b) of the Bankruptcy Code, referred to in the foregoing legend, exempts resales of securities received pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code from the requirements of the Securities Act of 1933, so long as the selling shareholder is not an "underwriter," as defined in such Section. However, Section 1145 does not exempt such resales from the requirements of state "blue sky" (securities) laws. Most blue sky laws contain exemptions applicable to such resales, including exemptions for isolated transactions, unsolicited transactions or transactions in securities received in a bankruptcy reorganization. However, there is no assurance that such an exemption will be available in every jurisdiction in which a resale of shares may be made. Recipients of shares are advised to check with a securities broker or dealer regarding the availability of such an exemption before selling their shares or Warrants.

            It is anticipated that the Securities to be issued by the Reorganized Debtor will initially be traded in the over-the-counter market and that quotations therefor will initially appear in the so-called "pink sheets" which are published daily. Such Securities will be separately tradable and the Debtor believes that active trading markets for the common stock will eventually develop. The Reorganized Debtor intends to seek the inclusion of some or all of such Securities in the National Association of Securities Dealers Automated Quotation System6/ ("NASDAQ"), or another quotation system or exchange as soon as administratively practical.

           Valuation of Securities. The Debtor does not make any representation as to the values at which the Common Stock or Warrants of the Reorganized Debtor are likely to trade in the over-the-counter-market after the Effective Date. In making a decision whether to cast a ballot to approve the Plan, Claimants are urged to consider that any Securities to be distributed under the Plan are speculative and subject to a high degree of risk.

-------------
6/ In order that common stock be accepted for initial inclusion in NASDAQ, it must meet NASDAQ's listing requirements, one of which is that such stock have a minimum bid price of $3.00 per share. There is no assurance that such criterion will be attained.


Disclosure Statement                                          Page 18

                   IX.  MEANS FOR THE EXECUTION OF THE PLAN

            Any pre-petition default or forfeiture, real or alleged, by the Debtor shall be deemed vacated and otherwise cured upon the confirmation of the Plan (or any amendment hereof).

            On the Confirmation Date, the appointment of the Disbursing and Exchange Agents shall automatically and without further act or order become effective. The Disbursing and Exchange Agents shall have the duties, responsibilities, rights and authority set forth in the Plan and such incidental and implied rights and authority as may be necessary to implement the Plan. The Debtor shall fund the Plan from its Cash on hand and by the issuance of Securities by the Reorganized Debtor directly to the holders of Class I claims (allowed administrative claims) and Class 3 claims (allowed general and secured claims) and, upon surrender of any certificates representing such Stock Interests, to the holders of Class 4 claims (allowed stock interest) pursuant to the merger of Debtor into Alliance. As soon as practical after the Effective Date, the Disbursing Agent for the Debtor shall issue payment to those Claimants, if any, receiving a cash distribution and the Exchange Agent appointed by the Reorganized Debtor shall issue certificates representing the Securities to which such claimants are entitled upon surrender of the certificates representing their shares, if any, of the Debtor's stock.

            The Debtor shall have the power and authority to review all claims and may, in its discretion, (1) commence actions to assert any such Bankruptcy Claims or Non-Bankruptcy Claims that they determine should be commenced and (2) prosecute, compromise and settle all such actions on such terms as it deems appropriate. The Debtor is authorized and empowered to assert, litigate and settle objections to Disputed Claims, including Insider or Related Party Claims.


                        X.  FULL AND FINAL SATISFACTION

            The Plan provides as to some creditors, that payments made are in full and final satisfaction of those claims, and creditors are advised to review the Plan as applied to their claim for such classification.

               XI.  METHOD FOR DETERMINATION OF ALLOWED CRAMDOWN

            The Plan provides for payment to be made only to holders of "allowed" claims, in the various classes. As to claims incurred prior to the filing date, there are three avenues by which such claims may become "allowed" claims entitled to payment under the Plan. First, if a claim is listed in Debtor's Chapter 11 schedules, it is automatically allowed unless those schedules denominate that particular claim as "contingent", "unliquidated", or "disputed", or


Disclosure Statement                                          Page 19
unless an objection thereto is filed with the Court and served upon the claimant. If an objection is interposed, the validity and amount of the claim will be determined by the Bankruptcy Court, following a hearing.

            The second method by which a claim may be allowed is by the ruling of a "proof of claim" in substantial conformity with official Bankruptcy Form 10, with the Bankruptcy Court on or before the Bar Date. If the claim is not disputed or objected to, it is deemed allowed. Such filing is required in order to assert any claim not included in the schedules, and for any claim denominated therein as 'contingent", "unliquidated", or "disputed".

            The third manner in which a claim may be determined to be "allowed" is by Final Order, after the litigation of a filed objection, or by stipulation settling such litigation setting forth an agreed liquidated claim and which is thereafter "so ordered" by the Court.


              XII.  VOTING, IMPAIRMENT, CONFIRMATION AND CRAMDOWN

            A. Voting. Claimants with allowed impaired claims are entitled to vote to accept or reject the Plan. A claimant who fails to vote to either accept or reject the Plan will not be included in the calculations regarding the acceptance or rejection of the Plan.

            Classes which are not "impaired" under the Plan, pursuant to Section 1126(f) of the Bankruptcy Code, are presumed to have accepted the Plan. However, said claimants may rebut this presumption. Debtor believes that classes 1, 3 and 4 are impaired.

            A ballot to be completed by the holders of Claims is enclosed herewith. Instructions for completing and returning the ballots are set forth thereon and should be reviewed at length. The Plan will be confirmed by the Bankruptcy Court and made binding upon all claimants if, with respect to all classes of claimants, the Plan is accepted by the Holders of two thirds (2/3) in amount and more than one half (1/2) in number of allowed claims in each such classes voting upon the plan.

            B. Confirmation Without Acceptance by All Impaired Classes, or "Cramdown". Generally, if a Plan is not accepted by all impaired classes, it may nevertheless be confirmed by the Bankruptcy Court if (i) the Plan is accepted by at least one impaired class and it meets all of the other requirements of Section 1129(a) of the Bankruptcy Code; (ii) the Plan does not discriminate unfairly; and
(iii) the Plan is fair and equitable to the rejecting classes. Such a finding would require a determination by the Bankruptcy Court that the Plan meets the requirements of Section 1129(b) of the Bankruptcy Code,


Disclosure Statement                                          Page 20
including that no holder of any claim or interest junior to the claims of the rejecting class is receiving or retaining any property or payment under the Plan solely on account of such claim or interests. This requirement is generally referred to as the "absolute priority rule".

            The "cramdown" provisions for confirmation of a Plan despite the non-acceptance of one or more impaired classes of the claims or interest are set forth in Section 1129(b) of the Bankruptcy Code. Section 1129(b)(1) of the Bankruptcy Code states:

            Notwithstanding section 510(l) of this title, if all of the applicable requirements of subsection (a) of this section other than paragraph (8), are met with respect to the Plan, the Court, on request of the proponent of the Plan, shall confirm the Plan notwithstanding the requirements of such paragraph if the Plan does not discriminate unfairly, and is fair and equitable, with respect to each class of claims or interests that is impaired under, and has not accepted, the Plan.

            The Debtor does not represent that the "cramdown" provisions would allow the confirmation of the Plan. That determination should be made after a review of the information contained herein.

            In the event any impaired class rejects the Plan, the Debtor reserves the right to seek confirmation of the Plan pursuant to "cramdown" provisions of the Bankruptcy Code, and to cramdown dissenting classes.

            B. The Confirmation Hearing. The Bankruptcy Court will schedule a Confirmation Hearing. At the Confirmation Hearing, or at any adjourned hearing thereof, the Bankruptcy Court will consider whether the Plan satisfies the various requirements of the Bankruptcy Code, including whether it is feasible and whether it is in the best interests of holders of claims and interests. The Bankruptcy Court will also receive and consider a certification of ballots received prepared on behalf of the Debtor concerning the results of the vote. The Confirmation Hearing will be held before United States Bankruptcy Judge Jeffry H. Gallett, United States Bankruptcy Court, Room 523, Southern District of New York, Alexander Hamilton Customs House, One Bowling Green, New York, New York 10004-1408. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of such adjournment in open Court.

Disclosure Statement                                          Page 21

                 XIII.  DISCUSSION OF COMPARATIVE RECOVERIES,
                    AND ALTERNATIVES TO PLAN, LIQUIDATION
                    ANALYSIS COMPARISON TO ALTERNATIVE PLANS

            Notwithstanding acceptance of the Plan by creditors of each class, in order to confirm the Plan, the Bankruptcy Court must independently determine that the Plan is in the best interests of all classes of creditors and the Equity Interest Holder impaired by the Plan. The "best interests" test requires that the Bankruptcy Court find that the plan provides to each member of each impaired class of claims and interests a recovery which has a value at least equal to the value of the distribution which each such person would receive if the Debtor were liquidated under Chapter 7 of the Code.

            Debtor has annexed hereto a liquidation analysis (Exhibit Q in the form of an appraisal of Debtor's property. To determine what might be recovered by an unsecured creditor in a Chapter 7 liquidation case, the following steps should be taken:

                 (i) Determine the dollar amount that would be
            generated from the liquidation by forced sale of the Debtor's assets by a Chapter 7 Trustee; and

                 (ii) Subtract the balance due the secured creditors,
            the estimated costs of the liquidation (including the Chapter 7 trustee's fees and the fees of accountants, auctioneers and other professionals employed by the Chapter 7 trustee), the unpaid expenses of the reorganization proceeding and other bankruptcy priority obligations (such as priority wage, union and tax obligations). These and any other claims arising in the liquidation, or from the current reorganization proceedings, must be paid in full before any funds would be made available to pay unsecured creditors. The value of the distribution resulting from a liquidation (after subtracting the amounts described above) may then be compared with the recovery estimated to be forthcoming under the Plan.

            The Debtor believes that the liquidation of the assets of the Debtor will result in unsecured creditors receiving nothing after the Administrative and Priority claims are paid. The Debtor believes that unsecured creditors will fare better under the Plan than they would in a liquidation.

                            XIV.  TAX CONSEQUENCES

            The Debtor has not researched the tax consequences of the Plan to holders of Claims and Stock Interests. The Debtor has not requested any ruling from the Internal Revenue Service or any other


Disclosure Statement                                          Page 22
taxing authority with respect to such matters. The tax consequences of the Plan on any particular holder of a Claim or Stock Interest may be affected by matters not discussed in this Disclosure Statement. EACH HOLDER OF A CLAIM OR INTEREST IS URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE CONSEQUENCES OF THE PLAN UNDER FEDERAL AND APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

                        XV.  RETENTION OF JURISDICTION

            Upon confirmation of the Plan, the Bankruptcy Court shall retain jurisdiction of Debtor's case pursuant to and for the purposes set forth in 1127(b) of the Bankruptcy Code and, INTER ALIA, for the following purposes:

            (i) To determine any and all objections to the allowance of claims or interests;

            (ii) To determine any and all applications for compensation and reimbursements of expenses for professional fees and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code;

            (iii) To amend or modify the Plan to remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary or advisable to carry out the purposes and intent of the Plan to the extent authorized by the Bankruptcy Code or the Bankruptcy Rules;

            (iv) To determine any and all controversies and disputes arising under or related to the Plan;

            (v) To construe and enforce any and all provisions of the Plan;

            (vi) To determine any and all applications, motions, adversary proceedings and contested or litigated matters brought before the Bankruptcy Court concerning the administration of the estate, or its property;

            (vii) To determine any and all controversies and disputes arising under or related to any settlement of an adversary proceeding or contested matter approved by the Bankruptcy Court, either before or after the Confirmation date.

            (viii) To hear and determine adversary proceedings seeking the avoidance or recovery of preferential payments and/or fraudulent conveyances or seeking the recovery of money, assets or property of the estate;

Disclosure Statement                                          Page 23

                               XVI.  CONCLUSION

            No representations concerning Debtor or the Plan are authorized other than as set forth in this Disclosure Statement. Any representation or inducements made to secure acceptances, other than those contained in this Disclosure Statement, should not be relied upon by any claimants in arriving at their decision as to whether to accept or reject the Plan. Debtor is unable to warrant that the information contained herein is without any inaccuracy, although effort has been made to insure that the information set forth in this Disclosure Statement is true and accurate. For the reasons set forth herein, the Debtor urges all Claimants which are or may be impaired under the Plan to vote to accept the Plan, and to evidence such acceptance by returning their Ballots so that they will be duly and timely received in the manner prescribed herein.

Dated.     New York, New York
           September 13, 1996


                              NORTH AMERICAN ENERGY OF DELAWARE, INC.




                              By: /s/ R.L. Burke, Pres.
                                 -------------------------------------
                                    Raymond L. Burke, President

                              BALLON STOLL BADER & NADLER, P.C.

                              By: /s/ Dwight Yellen
                                 -------------------------------------
                                    Dwight Yellen

                              ATTORNEYS FOR DEBTOR AND DEBTOR-IN-
                              POSSESSION
                              1450 Broadway-14th Floor
                              New York, New York 10018-2268
                              212.575-7900
                              Fax 212.764-5060


Disclosure Statement                                          Page 24

                                   EXHIBITS
                                   --------


Exhibit 1.: Debtor's Plan of Reorganization.

Exhibit a.: Unaudited pro forma Balance Sheet as of June 30, 1996 showing the effects of the merger described herein and the subsequent issuance by the Reorganized Debtor for shares of its Common Stock in exchange for its outstanding debt and trade payables as described herein as if both events occurred on such date.

Exhibit b.: Reserved.

Exhibit c.: Liquidation Analysis.

Exhibit d.: Debtor's Securities and Exchange Commission Form 10-K,
            dated June 7, 1996, for the fiscal year ended March 31, 1996, and Form 10-Q dated July 25, 1996 for the fiscal quarter ended June 30, 1996 are incorporated by reference herein.

Exhibit e.: Unaudited financial statements of Alliance for the Years
            Ending March 31, 1994, 1995 and 1996.

Exhibit f.: Unaudited balance sheet and statement of income and retained earnings for the three months ending June 30, 1996.



Disclosure Statement                                          Page 25

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------x

In re:                                                  Chapter No. 11

NORTH AMERICAN ENERGY OF                                 96 B. 44434 (JHG)
DELAWARE, INC.,

                    Debtor.                         TIN: 95-3111611

--------------------------------------x





----------------------------------------------------------------------


                        DEBTOR'S PLAN OF REORGANIZATION


----------------------------------------------------------------------


                       BALLON STOLL BADER & NADLER, P.C.
                 Attorneys for Debtor and Debtor-in-Possession
                    NORTH AMERICAN ENERGY OF DELAWARE, INC.
                         1450 Broadway - - 14th Floor
                         New York, New York 10018-2268
                                 212.575-7900
                               Fax 212.764-5060

                               TABLE OF CONTENTS
                               -----------------

                                                                          PAGE
                                                                          ----

ARTICLE 1.  DEFINITIONS......................................................1

ARTICLE 2.  CLASSIFICATION OF CLAIMS AND STOCK INTERESTS.....................8


      2.1         GENERAL CLASSIFICATION RULE................................8

ARTICLE 3.  TREATMENT OF CLAIMS..............................................8

      3.1         CLASS 1....................................................8
      3.2         CLASS 2....................................................9
      3.3         CLASS 3....................................................9

            3.3.1 SECURITIES OF THE REORGANIZED DEBTOR......................10

      3.4         CLASS 4...................................................10
      3.5         CLASSES NOT IMPAIRED UNDER THE PLAN.......................10
      3.6         CONFIRMATION OVER DISSENTING CLASSES......................10

ARTICLE 4.  MEANS FOR THE EXECUTION OF THE PLAN.............................11


      4.5         REORGANIZED DEBTOR........................................11
      4.6         EXEMPTION FOR SECURITIES LAWS.............................12

ARTICLE 5.  PROVISIONS CONCERNING DISTRIBUTIONS.............................12

      5.1         MANNER OF PAYMENTS UNDER THE PLAN.........................12
      5.2         MANNER OF DISTRIBUTION OF SECURITIES UNDER
                  THE PLAN..................................................12
      5.3         ROUNDING TO THE NEAREST DOLLAR............................13
      5.4         ROUNDING TO THE NEAREST SHARE OR WARRANT..................13
      5.5         UNCLAIMED CASH............................................13
      5.6         UNCLAIMED SECURITIES......................................14
      5.7         DISTRIBUTED PAYMENTS OR DISTRIBUTION......................14
      5.8         FULL AND FINAL SATISFACTION...............................14
      5.9         NO WAIVER.................................................14

ARTICLE 6.  TREATMENT OF EXECUTORY CONTRACTS AND LEASES.....................15

ARTICLE 7.  PROCEDURES FOR RESOLVING DISPUTED CLAIMS........................15

      7.1         THE TIME FOR OBJECTIONS TO CLAIMS.........................15
      7.2         RESOLUTION OF DISPUTED CLAIMS.............................15
      7.3         PAYMENTS..................................................15
      7.4         DISPUTED PAYMENTS OR DISTRIBUTIONS........................16

ARTICLE 8.  DEFAULT.........................................................16

ARTICLE 9.  RETENTION OF JURISDICTION.......................................16

ARTICE 10.  MISCELLANEOUS PROVISIONS........................................18


      10.1        PAYMENT DATES.............................................18
      10.2        NOTICES...................................................18
      10.3        HEADINGS..................................................19
      10.4        SEVERABILITY..............................................19
      10.5        GOVERNING LAW.............................................19
      10.6        SUCCESSORS AND ASSIGNS....................................19
      10.7        RE-VESTING OF PROPERTY UPON CONFIRMATION..................19
      10.8        THE DEBTOR................................................19
      10.9        OFFSETS...................................................19
      10.10       RESERVATION OF RIGHTS.....................................19
      10.12       CONDITIONS TO EFFECTIVENESS OF THE PLAN...................20
      10.13       CLOSING OF THE CHAPTER 11 CASE............................20

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
___________________________________x

In re:                                                 Chapter No. 11

NORTH AMERICAN ENERGY OF                              96 B. 44434  (JHG)
DELAWARE, INC.,

                  Debtor.                              TIN: 95-3111611

__________________________________x



                        DEBTOR'S PLAN OF REORGANIZATION


      North American Energy of Delaware, Inc. (the "Debtor"), proposes the following Plan of Reorganization (the "Plan") pursuant to Chapter 11 of Title 11 U.S.C. section 101 et seq., (the "Bankruptcy Code").


ARTICLE 1.   --   DEFINITIONS

      For purposes of this Plan, the following terms shall have the respective meanings as hereinafter set forth (such meanings to be equally applicable to the singular and plural forms of the terms defined) unless the context: otherwise requires. The inclusion of a term in the definitions does not necessarily imply that the term or the concept or principle embodied therein is used in the Plan.

      ADMINISTRATIVE CLAIM. Any cost or expense of administration of the Chapter 11 case allowed under Section 503 (b) of the Bankruptcy Code, including without limitation, any actual and necessary expenses of operating the business of the Debtor, and all allowances of compensation or reimbursement of expenses for legal or other professional services to the extent allowed by the Bankruptcy Court under sections 327, 330, 331 and 503 of the Bankruptcy Code, and all fees and charges of the Court, or the Office of the United States Trustee assessed against the Debtor's estate pursuant to Section 1930 of Title 28 of the United States Code.

      ALLIANCE shall mean Alliance Research Corporation, a
California Corporation.

      ALLOWED ADMINISTRATIVE CLAIM. All or that portion of any Administrative Claim which is an Allowed Claim.

      ALLOWED OR ALLOWED CLAIM. Except as otherwise provided herein, any Claim or portion of a Claim, other than a Disputed Claim, (a) which is scheduled by the Debtor pursuant to sections 521(l) and 106(a)(2) of the Bankruptcy Code; or
(b) proof of which had been timely filed with the Bankruptcy Court pursuant to Section 501 (a) of the Bankruptcy Code and Bankruptcy Rule 3003 (c) (3) , or on or before the Bar Date designated by the Court and with respect to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Bankruptcy Code, Bankruptcy Rules, by an order of the Court or under this Plan; or (c) which, after objection thereto, has been allowed in whole or in part by a Final Order. For purposes of this Plan, any claim which is the subject of litigation in this or any other court, or which arises out of a judgment rendered by any court, shall not be deemed "allowed" until a final non-appealable judgment has been rendered, and the Claim is otherwise "allowed" as that term is hereinabove defined.

      ALLOWED PRIORITY CLAIM.   All or that portion of an allowed
Claim entitled to priority under sections 507(a)(3), (4), (6) and (7) of the Bankruptcy Code. Except as may be allowed by the Court in the case of an Allowed Priority Claim under Section 507(a)(7) of the Bankruptcy Code, any interest on such Claim which accrued after the filing date, shall not be part of the Allowed Priority Claim.

      ALLOWED STOCK INTEREST. A Stock Interest: (a) which is scheduled by the Debtor pursuant to the Bankruptcy Code, other than a Stock Interest which is scheduled by the Debtor as disputed, contingent or unliquidated; or (b) proof of which has been filed pursuant to Section 501(a) of the Bankruptcy Code on or before the Bar Date designated by the Court and with respect to which no objection to the allowance thereof has been interposed prior to the filing date for filing such objections set forth in an order of the court; or (c) which, after objection thereto, has been allowed, in whole or in part, by a Final Order.

      ALLOWED UNSECURED CLAIM. Any allowed pre-petition Claim by one who is not an insider and is not on account of an equity interest in the Debtor that. is not secured by collateral, is not an Allowed Priority Claim or an allowed secured Claim. Interest accruing after the filing date shall not be a part of any allowed unsecured Claim.

      ASSETS. Shall mean all of the Debtor's property, real and personal, tangible and intangible including property of the estate as defined by Section 541 of the Bankruptcy Code.

      BANKRUPTCY CODE. The Bankruptcy Reform Act of 1978 (11 U.S.C. sections 101, et. seq.), as amended by the Bankruptcy Amendments and Federal Judgeship Act of 1984 (P.L. No. 98-353), and by those aspects of the Bankruptcy Reform Act of 1994, effective as to a case filed prior to the enactment date of such Act, and Title 11 of the United States Code, as amended.

      BANKRUPTCY RULES. The Rules of Bankruptcy Procedure as applicable to cases under Title 11 of the United States Code.

      BAR DATE.  That date to be fixed by Order of the Bankruptcy
Court as the last date by which all creditors asserting a Claim must file a proof of claim or such other applicable date respecting Claims.

      BUSINESS DAY. Any day other than a Saturday, Sunday or legal holiday as such term is defined in Bankruptcy Rule 9006.

      CASH.   Currency of the United States and cash or cash
equivalents, including but not limited to checks, bank deposits or similar items in currency of the United States of America.

      CHAPTER 11.    Chapter 11 of the Bankruptcy Code.

      CHAPTER 11 CASE.  In re: NORTH AMERICAN ENERGY OF DELAWARE,
INC.  Case No. : 96  B.  44434  (JHG) , currently pending in
Bankruptcy Court.

      CLAIM.  A claim against the Debtor as defined. in
Section 101(5) of the Bankruptcy Code.

      CLAIMANT.  The holder of a Claim.

      CLASS.  A class of holders of Allowed Claims or Allowed
Stock Interests described in section 2 of this Plan.

      COMMITTEE. The Committee of Unsecured Creditors appointed in this Chapter 11 case, if any, as same may be constituted from time to time.

      COMMON STOCK shall mean the Common Stock, $.001 par value, of ORA, or, after the merger of the Debtor into ORA, the Reorganized Debtor.

      COMPANY shall refer to ORA.

      CONFIRMATION. Entry of an order by the Court approving the Plan in accordance with Chapter 11.

      CONFIRMATION DATE. The date upon which the Court enters an order confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

      CONFIRMATION ORDER. The order entered by the Court confirming the Plan in accordance with Chapter 11.

      CONSUMMATION OF THE PLAN shall mean the full performance by the Debtor of all of its obligations under the Plan and the entry of a Final Decree closing the case.

      COURT OR BANKRUPTCY COURT.  The United States Bankruptcy
Court for the Southern District of New York or such other court as may have jurisdiction over the Debtor's Chapter 11 case.

      CREDITOR. Any person having a Claim against the Debtor that arose on or before the Petition Date or a Claim against the Debtor's estate of a kind specified in sections 502(g), (h) or
(i) of the Bankruptcy Code.

      DEBTOR. North American Energy of Delaware, Inc., a Delaware corporation, debtor and debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

      DISALLOWED CLAIM. Any Claim or portion thereof that is not an allowed Claim, or which has been disallowed by the Bankruptcy
Court by a Final order or, at the option of the Debtor, by a different court of appropriate jurisdiction by order which becomes final under the appropriate rules of such court.

      DISBURSING AGENT shall mean the individual or institution duly authorized by the Bankruptcy Court and charged with the fiduciary obligation of distributing all dividends, whether by Cash or Securities, to Creditors in accordance with the Plan.

      DISCLOSURE STATEMENT shall mean the Disclosure Statement, all exhibits annexed thereto, either in their present form or altered, amended or modified from time to time by the Debtor and filed by the Debtor pursuant to Section 1125 of the Bankruptcy Code regarding the Plan and approved by the Bankruptcy Court.

      DISPUTED CLAIM. Shall mean (a) any Claim or portion of a Claim (other than an Allowed Claim) which is scheduled by the Debtor as disputed, contingent or unliquidated, or which the Debtor moves to amend or re-classify, or (b) a Claim Which has been filed pursuant to Section 501(a) of the Bankruptcy Code as unliquidated, (c) a Claim which has been filed pursuant to
Section 501(a) of the Bankruptcy Code and as to which an objection to the allowance thereof has been interposed within the time limitation fixed by the Bankruptcy Code, by an order of this Court, or this Plan, which objection has not been determined, in whole or in part, by a Final order, or (d) a Claim subject to determination as to its validity, enforceability or amount in a legal proceeding pending in another court.

      DISPUTED INTEREST shall mean an Interest in the Debtor, the allowance of which in whole or part is the subject of a timely objection interposed by the Debtor, the Reorganized Debtor or a party-in-interest.

      DISTRIBUTION DATE. Shall refer to the date of the initial distribution under the Plan which shall occur within 30 days of the Effective Date.

      DLS.   Shall mean DLS Financial Services, Inc., the Debtor's
securities consultant.

      EFFECTIVE DATE. Shall mean (a) for Allowed Claims and implementation of the Plan in general, the date on which the Confirmation order becomes a Final Order, provided no stay thereof is in effect, and if a stay is in effect, ten days after the dissolution of such stay, and (b) for Disputed Claims, the entry of a Final Judgment resolving or determining said Disputed Claim.

      ESTATE shall mean the estate of the Debtor created pursuant to Section 541 (a) of the Bankruptcy Code upon commencement of the Chapter 11 case.

      ENTITY.   Defined at Section 101(14) of the Bankruptcy Code.

      EXCHANGE AGENT shall mean the individual or institution duly authorized by the Bankruptcy Court and charged with the fiduciary obligation of distributing Transmittal Letters to holders of stock of the Debtor and distributing Securities to such stockholders or to other Claimants in accordance with the Plan.

      EXECUTORY CONTRACT shall mean any contract or unexpired lease, subject to the provisions of Section 365 of the Bankruptcy
Code between the Debtor and any other party, specifically excluding all contracts and agreements entered into pursuant to this Plan.

      FILING DATE shall mean August 19, 1996, the date on which a voluntary petition under Chapter 11 of the Bankruptcy Code was filed by the Debtor in the Bankruptcy Court commencing the Debtor's Chapter 11 case.

      FINAL ORDER OR FINAL JUDGMENT. An order or judgment (or any revision, modification or amendment thereof) as to which (a) the time to appeal has expired and as to which no appeal has been filed, or (b) an order or judgment which has been appealed, has been affirmed on appeal and as to which appeal the time for further appeal has expired.

      FINAL DECREE. Means the Final Decree to be entered by the Bankruptcy Court pursuant to Bankruptcy Rule 3022.

      INSIDER. Shall be as defined at Section 101(31) of the Bankruptcy Code.

      MERGER AGREEMENT shall mean the merger agreement between the Debtor and ORA, to be entered into to implements the Plan, setting forth the terms and conditions pursuant to which the Debtor will be merged into ORA.

      ORA shall mean Ora Electronics, Inc., a Delaware corporation, the corporation into which it is proposed that the Debtor shall be merged pursuant to the Plan, provided that the term "ORA" shall refer to Alliance with respect to periods prior to the merger of Alliance into ORA unless the context otherwise requires.

      PLAN. This Plan of Reorganization as modified or amended from time to time as and to the extent permitted herein or by Bankruptcy Code.

      PROFESSIONAL PERSON.  Defined at  Section 327(a) of the
Bankruptcy Code.

      PRO RATA shall mean the payment or distribution of Cash or Securities in proportion to the respective outstanding amounts of all Allowed Claims of Claimants in the particular Class as of a stated date.

      REORGANIZED DEBTOR shall mean the surviving corporation in the merger of the Debtor into ORA, effective at the Effective
Date.

      SECURITIES shall mean shares of Common Stock and Warrants.

      SCHEDULES shall mean the Schedules of Assets and Liabilities filed by the Debtor with the office of the Clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they may be mended from time to time.

      STOCK INTEREST. Shall refer to one who owns or holds the shares of stock of the Debtor or has a further or future entitle ment to shares of stock of the Debtor.

      TAX CLAIM shall mean that portion of an Allowed Claim entitled to priority under Section 507 (a) (7) of the Bankruptcy
Code.

      TIMELY FILED CLAIM. Claims filed prior to the Bar Date as set by the Bankruptcy Court.

      TRANSMITTAL LETTER shall mean a form of letter to be distributed to stockholders of Debtor, to be used by such stock holders to forward their stock certificates to the Exchange Agent for exchange into the Securities provided for in the Plan.

      UNCLAIMED PROPERTY shall mean any cash, cash equivalents, Securities or other property of the Debtor or the Reorganized Debtor unclaimed for a period of one year after the applicable, initial or interim Distribution Date or in the event that Distribution was made after a final Distribution Date, one year after said final Distribution Date.

      UNITED STATES TRUSTEE shall mean the United States Trustee for the Bankruptcy Court.

      UNSECURED CLAIM. Shall mean any Allowed Claim or portion thereof which is not an Administrative Claim, a Tax Claim, Priority Claim, or Secured Claim. An Allowed Unsecured Claim shall not include any Claims for accrued and unpaid interest., fees, costs, or other charges arising on or after the Filing Date.

      WAGE CLAIM shall mean any Allowed Claim entitled to priority under Section 507(a)3(A) of the Bankruptcy Code.

      WARRANTS shall mean warrants issued by the Reorganized
Debtor entitling the holder to purchase shares of Common. Stock upon the exercise thereof, as follows:

            CLASS A WARRANTS shall mean Warrants having an exercise price of $5 per share, exercisable during the period of 180 days following the Effective Date.

            CLASS B WARRANTS shall mean Warrants having an exercise price of $10 per share, exercisable during the period of 18 months following the Effective Date.

            CLASS C WARRANTS shall mean Warrants having an exercise price of $15 per share, exercisable during the period of 36 months following the Effective Date.

            CLASS D WARRANTS shall mean Warrants having an exercise price of $20 per share, exercisable during the period of 60 months following the Effective Date.

ARTICLE 2.  CLASSIFICATION OF CLAIMS AND STOCK INTERESTS

            2.1   GENERAL CLASSIFICATION RULE.   A proof of claim or
proof of interest which asserts a Claim or interest which is properly includible in more than one Class is in a Class to the extent it qualifies within the description of such Class and is in a different Class to the extent it qualifies within the description of such different Class.

            2.2 The Claims against the Debtor are divided in the following classes:

                  2.2.1 Class 1 - Allowed Administrative Claims;

                  2.2.2  Class 2 - Allowed Priority (wage and
                  tax) Claims;

                  2.2.3 Class 3 - Allowed General Unsecured
                  Claims;

                  2.2.4  Class 4 - Allowed Stock interests.

ARTICLE 3.  TREATMENT OF CLAIMS

            3.1   CLASS 1   Upon the Distribution Date, or as soon
thereafter as is practicable (and if such Claim is for professional fees or expenses owed by the Debtor, upon a determination by the Bankruptcy Court that such fees are reasonable and allowable), shall be paid, except as provided below with respect to the Allowed Administrative Claims of DLS, other Professional Persons and officers and directors, in Cash, in full, in an amount equal to 100% of each such Allowed Claim. The Debtor reserves the right to object to and/or oppose the validity, priority, extent, status or allowance of any such Claim filed with the Bankruptcy Court, listed in the Debtor's schedules, or asserted against the Debtor or its property, at any time heretofore or hereafter.

                  3.1.1 Subject to approval of the Bankruptcy
Court, the sole compensation of the Allowed Administrative Claim of DLS shall be the following Securities, in lieu of the Cash provided for in the preceding Section: 100,000 shares of Common Stock, 8,000 Class A Warrants, 12,000 Class B Warrants,
10,000 Class C Warrants and 14,000 Class D Warrants.

                  3.1.2 Subject to approval of the Bankruptcy
Court, other than DLS, all Professional Persons appointed by the Court pursuant to Section 327 of the Bankruptcy Code shall be paid their Allowed Administrative Claims for Professional Fees in full pursuant to such Final Order or Final Orders of the Bankruptcy Court granting allowances of Professional Fees as Allowed Administrative Claims pursuant to sections 330, 331 or 503 (b) of the Bankruptcy Code as follows: $10,000 in Cash, the remainder in the following Securities of the Reorganized
Debtor: 4, 000 shares of Common Stock, 6,272 Class A Warrants, 6,000 Class B Warrants, 3,333 Class C Warrants and 5,600 Class D Warrants.

                  3.1.3 Subject to approval of the Bankruptcy
Court, funds to pay all expenses incurred by the Debtor, including expenses of the Bankruptcy Case, will be advanced to the Debtor by its existing officers and directors. Each such person shall be entitled to options to purchase from the Reorganized Debtor during the period of 12 months beginning with the Effective Date of the Plan, for $3.50 per share, one share of the Common Stock for each $3.50 of expenses so paid. The options pursuant to this provision shall in no event cover more than a maximum of 2,200 shares of Common Stock.

            CLASS 1 IS IMPAIRED.

            3.2 CLASS 2 Upon the Distribution Date, or as soon thereafter as is practicable, the Disbursing Agent shall pay to each holder of an Allowed Class 2 Claim entitled to priority under sections 507(a)(3), (4), (6) of the Bankruptcy Code, an amount equal to 100% of such Allowed Priority Claim, without interest. The Debtor reserves the right to object to and/or oppose the validity, priority, extent, status or allowance of any such Claim filed with the Bankruptcy Court, listed in the Debtor's schedules, or asserted against the Debtor or its property, at any time heretofore or hereafter.

            CLASS 2 IS UNIMPAIRED.

            3.3   CLASS 3   Upon the Distribution Date, or as soon
thereafter as is practicable, Allowed Class 3 Claims shall be paid by the Disbursing Agent, as set forth below, without interest, in full and complete satisfaction thereof. The Debtor reserves the right to object to and/or oppose the validity, priority, extent, status or allowance of any Claim filed with the Bankruptcy Court, listed in the Debtor's schedules, asserted against the Debtor or its property, at any time heretofore or hereafter.

                  3.3.1 SECURITIES OF THE REORGANIZED DEBTOR.
Holders of Allowed Class 3 Claims shall share pro rata in a pool of Securities of the Reorganized Debtor as follows: 3,500 shares of Common Stock.

            CLASS 3 IS IMPAIRED.

            3.4 CLASS 4 Holders of Allowed Class 4 Claims shall share pro rata in a pool of Securities of the Reorganized Debtor as follows: 242,500 Common Shares, 385,728 Class A Warrants, 582,000 Class B Warrants, 486,667 Class C Warrants and 680,400 Class D Warrants. In addition, holders of Allowed Class 4 claims will receive Securities sufficient to round up their numbers of shares of Common Stock and Warrants to which they are entitled, as aforesaid, to the next higher "round lot" of 100 such shares of 100 Warrants of any class.

            CLASS 4 IS IMPAIRED.

            3.5 CLASSES NOT IMPAIRED UNDER THE PLAN. Class 2 not impaired under the Plan and is conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy
Code and is therefore not entitled to vote on the Plan.

            3.6 CONFIRMATION OVER DISSENTING CLASSES. In the event that one or more Classes do not vote to accept the Plan, the Debtor intends to seeks confirmation under the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code and will amend the Plan accordingly.

            ANY HOLDER OF A CLAIM OR INTEREST IN ANY OF
            THE ABOVE CLASSES WHO FAILS TO OBJECT IN
            WRITING TO THE CLASSIFICATION PROVIDED IN THE
            PLAN AT LEAST 20 DAYS PRIOR TO CONFIRMATION
            SHALL BE DEEMED TO HAVE ACCEPTED SUCH
            CLASSIFICATION AND TO BE BOUND THEREBY.  ANY
            BALLOT WHICH IS EXECUTED BY A HOLDER OF A
            CLAIM WHICH FAILS TO VOTE FOR ACCEPTANCE OR
            REJECTION OF THE PLAN SHALL BE DEEMED AN
            ACCEPTANCE OF THE PLAN.

ARTICLE 4.   MEANS FOR THE EXECUTION OF THE PLAN

            4.1 Any pre-petition default or forfeiture, real or alleged, by the Debtor shall be deemed vacated and otherwise cured upon the confirmation of the Plan (or any amendment hereof).

            4.2 On the Confirmation Date, the appointment of the Disbursing Agent shall automatically and without further act or order become effective. The Disbursing Agent shall have the duties, responsibilities, rights and authority set forth in the Plan and such incidental and implied rights and authority as may be necessary to implement the Plan.

                  4.2.1 On and after the Confirmation Date,
                  (a) the Disbursing Agent shall exercise the rights, powers, and duties which it has under the Plan, and such additional rights, powers, and duties as are set forth in the Confirmation Order or are reasonably required for the performance and implementation of the Plan; and (b) the Disbursing Agent shall implement and effectuate all provisions of the Plan in accordance with its terms.

                  4.2.2 Subject to the provisions of the Plan, the Disbursing Agent shall have full right and power to distribute the Securities Assets in accordance with the Plan and shall have power and authority, as is reasonably necessary or appropriate, to enable it to exercise and perform the rights, duties, and responsibilities of the Disbursing Agent under the Plan.

            4.3 The Debtor shall have the power and authority to review all Claims and may, in its discretion, (1) commence actions to assert any such Bankruptcy Claims or Non-Bankruptcy Claims that they determine should be commenced and (2) prosecute, compromise and settle all such actions on such terms as it deems appropriate. The Debtor is authorized and empowered to assert, litigate, and settle objections to Disputed Claims, including insider or Related Party Claims.

            4.4 The Debtor shall fund the Plan from its Cash on hand and by the issuance of: Securities by the Reorganized Debtor after the merger of Debtor into ORA.

            4.5   REORGANIZED DEBTOR.   On the Effective Date, the
Debtor will merge into ORA. The present management of ORA will continue as the management of the Reorganized Debtor. The current officers and management of the Debtor will resign. The authorized stock of the Reorganized Debtor will be 30,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. The Securities provided for in the Plan will be issued by the Reorganized Debtor to the Claimants as contemplated thereby, and the Reorganized Debtor will commit to reserve a sufficient number of shares of Common Stock to meet its obligation to issue such shares upon the exercise of Warrants. The current shareholders of Alliance will hold 5,000,000 shares of Common Stock as of the Effective Date.

            4.6 EXEMPTION FOR SECURITIES LAWS. The securities to be issued by the Reorganized Debtor will be issued pursuant to the exemption provided for under Section 1145 of the Bankruptcy
Code. The securities shall bear the legend required by the Office of the United States Trustee, which is as follows:

            THE SECURITIES REPRESENTED BY THIS
            CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
            THE SECURITIES ACT OF 1933 AND WERE ISSUED
            PURSUANT TO AN EXEMPTION PROVIDED BY 11
            U.S.C. SECTION 1145, UNDER AN ORDER CONFIRMING
            PLAN IN A CASE ENTITLED, IN RE NORTH AMERICAN
            ENERGY OF DELAWARE, INC. IN THE UNITED STATES
            BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF
            NEW YORK.  THE HOLDER OF THIS CERTIFICATE IS
            REFERRED TO 11 U.S.C. SECTION 1145(B) AND
            (C) FOR GUIDANCE AS TO THE SALE OF THESE
            SECURITIES.

            4.7 As soon as practical after the Effective Date, the Disbursing Agent for the Debtor shall issue payment to those claimants, if any, receiving a Cash distribution and the Exchange Agent appointed by the Reorganized Debtor shall issue the Securi ties to those Claimants receiving same, against surrender of the certificates representing their shares, if any, of the Debtor's stock.

ARTICLE 5.   PROVISIONS CONCERNING DISTRIBUTIONS

            5.1 MANNER OF PAYMENTS UNDER THE PLAN. Payments to be made pursuant to the Plan shall be made by check drawn on a domestic bank.

            5.2   MANNER OF DISTRIBUTION OF SECURITIES UNDER THE
PLAN.   Promptly after the Distribution Date, the Exchange Agent
will mail Transmittal Letters to each person who will be




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receiving Securities in exchange for a Stock Interest in the
Debtor, pursuant to which the holders of such Stock Interests will be instructed to send their stock certificates, if any, representing stocks in the Debtor, to the Exchange Agent, who upon the receipt thereof, will mail to each such person certificates representing the Securities to which such person is entitled. The Transmittal Letter will contain instructions relating to such exchange, including the procedure to be followed in the case of lost certificates. At the same time that the Transmittal Letters are mailed, the Exchange Agent will distribute certificates representing Securities to Claimants who are to receive such Securities in exchange for Claims other than outstanding stock.

            5.3 ROUNDING TO THE NEAREST DOLLAR. Any other provision of the Plan to the contrary withstanding, no payments of portions of a Dollar will be made. Whenever any payment of a portion of a Dollar would otherwise be called for, the actual payment shall reflect a rounding of such fraction up or down to the nearest whole Dollar.

            5.4 ROUNDING TO THE NEAREST SHARE OR WARRANT. Under the Plan, each Claimant receiving Securities will receive numbers of shares of Common Stock or Warrants which have been rounded up to the next higher "round lot" of shares or Warrants, being a multiple of 100 shares or 100 Warrants of any Class. For example only, if a Claimant is entitled to 201 shares or Common Stock or 201 Class A, B C or D Warrants, the Reorganized Debtor shall issue enough additional such shares or Warrants to round the number of shares or Warrants up to 300. The Reorganized Debtor will issue shares and Warrants to accomplish such rounding up in addition to the numbers of shares and Warrants set forth in
Section 3.4 of the Plan.

            5.5 UNCLAIMED CASH. Except as otherwise provided herein, in the event any Claimant fails to claim any Cash within 90 days from the date such Cash is distributed, such Claimant shall forfeit all rights thereto, and to any and all future payments, and thereafter the Claim for which such Cash was distributed shall be treated as a Disallowed Claim. In this regard, distributions to Claimants entitled thereto shall be sent to their last known address set forth on a proof of claim filed with the Court or, if no proof of claim is filed, on the schedules fired by the Debtor, or to such other address as may be designated by a Claimant, in a writing, delivered to the Debtor, with a copy to the Debtor's counsel, at least one week prior to the distribution. All unclaimed Cash shall be returned to the Debtor.





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

            5.6 UNCLAIMED SECURITIES. Until any person who is entitled to Securities surrenders the certificates representing the stock of the Debtor currently owned by such person for exchange, the currently outstanding certificates representing such stock to be exchanged will, effective on the Effective Date, represent the right to receive the Securities for which such stock is to be exchanged under the Plan. Except as otherwise provided herein, in the event any Claimant, other than a holder of stock of the Debtor, fails to claim any Securities within 90 days from the date such Securities are distributed, such Claimant shall forfeit all rights thereto, and thereafter the Claim for which such Claim was to be exchanged shall be treated as a Disallowed Claim. The provisions of Section 5.5 hereof, regarding addresses shall apply to non-stock Claims to be exchanged for Securities.

            5.7   DISTRIBUTED PAYMENTS OR DISTRIBUTION.   In the
event of any dispute between and among Claimants (including the Entity or Entities asserting the right to receive the disputed payment or distribution) as to the right of any Entity to receive or retain any payment or distribution to be made to such Entity under the Plan, they may, in lieu of making such payment or distribution to such Entity, make it instead into an escrow account or to a disbursing agent, for payment or distribution, as ordered by a court of competent jurisdiction, or as the interested parties to such dispute may otherwise agree among themselves.

            5.8 FULL AND FINAL SATISFACTION. The distributions accorded under this Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever (including without limitation, any interest otherwise accrued or accruing thereon from and after the Filing Date to and until the Confirmation Date) against the reorganized Debtor, and except as otherwise provided herein, upon the Confirmation Date, all Claims against the reorganized Debtor shall be satisfied, discharged, and released in full and in consideration of the distribution on account of such Claims; and. all Claimants shall be absolutely barred and precluded from asserting against the reorganized Debtor's assets or properties, any other, further, or alternative Claim based on any act or omission, transaction, or other activity of any kind or nature that occurred on or prior to the Effective Date of the Plan.

            5.9   NO WAIVER.   Nothing in the Plan shall constitute,
nor act or be construed to act as a release or waiver of any Claims of the Debtor against any creditor, or other party or Entity or any successors, affiliates, officer, directors, shareholder, employee, representative or agent thereof.




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

ARTICLE 6.   TREATMENT OF EXECUTORY CONTRACTS AND LEASES

            6.1 Except as provided herein, any and all executory contracts of the Debtor that have not been assumed or rejected herein, or in the order confirming the Plan, or by an Order of the Bankruptcy Court prior to the Effective Date or pursuant to a proceeding or motion commenced prior to the Effective Date, are hereby rejected pursuant to Section 365 of the Bankruptcy Code.

            6.2 Any Entity whose Claim arises from rejection of an executory contract or lease shall, to the extent such Claim becomes an allowed Claim, have the rights of a pre-petition general unsecured creditor with respect thereto, subject to any objections, defenses, set offs or counterclaims Debtor may have thereto.

            6.3 Any Entity who has a Claim against the Debtor by virtue of the rejection of any executory contract or lease, and for which Claim the Court has not set a final date by which such Claim must be submitted, such Entity may file a Claim with the Clerk of the Bankruptcy Court and serve a copy of same upon the Debtor and Debtor's counsel within 30 days following the Confirmation Date or order authorizing such rejection, whichever is earlier. If such Claim is not filed within the specified time, it shall be forever barred from assertion against the Debtor or its property.

ARTICLE 7.   PROCEDURES FOR RESOLVING DISPUTED CLAIMS

            7.1 THE TIME FOR OBJECTIONS TO CLAIMS. Objections to Claims shall be filed by the Debtor with the Court and served upon each holder of each of the Claims to which objections are made at any time prior to 45 days after the Confirmation Date, or within such other time period as may be fixed by the Court.

            7.2 RESOLUTION OF DISPUTED CLAIMS. Unless otherwise ordered by the Court, the Debtor may litigate to judgment, settle or withdraw objections to any Disputed Claim, in Its sole discre tion, and without notice to any party in interest other than the Disputed Claimholder and the U.S. Trustee.

            7.3 PAYMENTS. Payments and distributions to each holder of a Disputed Claim that ultimately becomes an Allowed Claim shall be made in accordance with the provisions of the Plan with respect to the Class of Creditors to which the respective holder of an Allowed Claim belongs. Such payments and distributions shall be made as soon as practicable after the date that the Court enters a Final Order allowing such Claim but not later than 30 days thereafter. Payments shall be made as and




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when a Disputed Claim has become, in whole or in part, an Allowed
Claim or a Disallowed Claim, pursuant to a Final Order or agreement between the Debtor and such Claimant.

            7.4 DISPUTED PAYMENTS OR DISTRIBUTIONS. In the event of any dispute between and among Claimants (including the Entity or entities asserting the right to receive the disputed payment or distribution) as to the right of any Entity to receive or retain any payment or distribution to be made to such Entity under the Plan, the Disbursing Agent shall, in lieu of making such payment or distribution to such Entity, retain such payment pending a Final Order of a court of competent jurisdiction or an agreement among the interested parties to such dispute.

ARTICLE 8.   DEFAULT

            8.1 Failure of the Debtor to mail or otherwise attempt to deliver the Cash distributions required under the Plan to any and all creditors holding Allowed Claims to their last known address as set forth in their Proof of claims or Debtor's sched ules, within 30 days of the Distribution Date, or failure of the Debtor to comply with any of the covenants or obligations contained in the Plan, which failure shall remain uncured for a period of ten days after notice and an opportunity to cure, shall constitute a default under the Plan. The foregoing shall not be construed to prevent the implementation of any modification to the Plan, made in accordance with the provisions of the Bankruptcy Code.

ARTICLE 9.   RETENTION OF JURISDICTION

            9.1 The Court shall retain jurisdiction of this Chapter 11 case pursuant to and for the purposes set forth in
Section 1127(b) of the Code and:

                  (a) to hear and determine all controversies con-cerning allowance of Claims;

                  (b) to determine any and all applications for compensation for Professional Persons and similar fees payable by the Debtor for services rendered during the Bankruptcy or to resolve invoices disputed by the Debtor between confirmation and a final decree entered in this case;

                  (c) to hear and determine any and all pending applications for the rejection or assumption or for the assumption and assignment, as the case may be, of executory contracts to which the Debtor is a party or




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            with respect to which Debtor may be liable, and to hear
            and determine, and if need be to liquidate, any and all Claims arising therefrom;

                  (d) to determine any and all applications, adver sary proceedings, and contested or litigated matters properly before the Court;

                  (e) to modify the Plan pursuant to Section 1127 of the Bankruptcy Code or to remedy any defect or omission or reconcile any inconsistency in the Confirmation Order to the extent authorized by the Bankruptcy Code;

                  (f) to hear and determine all controversies, suits and disputes, if any, as may arise in connection with the interpretation or enforcement of the Plan;

                  (g) to hear and determine all controversies, suits and disputes, if any, as may arise with regard to orders of this Court in the Chapter 11 case entered on or before the Effective Date;

                  (h)   to hear and determine any and all
            controversies and disputes arising under, or in connection with, the Plan;

                  (i) to adjudicate all controversies concerning the classification of any Claim or Stock Interest;

                  (j) to litigate damages in connection with any disputed, contingent or unliquidated Claims;

                  (k) to adjudicate all Claims to a security or ownership interest in any property of the Debtor or in any proceeds thereof;

                  (l) to adjudicate all Claims or controversies arising out of any purchases, sales or contracts made or undertaken by the Debtor during the pendency of the Chapter 11 case;

                  (m) to recover all assets and proper-ties of the Debtor wherever located, including the prosecution and adjudication of all causes of action available to the Debtor as at the Effective date;

                  (n) to enter any order, including injunctions necessary to enforce the title, rights and powers of




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

            the Debtor and to impose such limitations, restrictions, terms and conditions on such title, rights and powers that the Court may deem necessary or appropriate;

                  (o) to enter an order of Final Decree concluding and terminating the Chapter 11 case;

                  (p) to hear and determine adversary proceedings seeking the recovery of fraudulent conveyances, preferences or property or assets of the Estate; and

                  (q) to make such orders as are necessary or appropriate to carry out the provisions of the Plan, including but not limited to orders interpreting, clarifying or enforcing the provisions thereof.

ARTICLE 10.       MISCELLANEOUS PROVISIONS

            10.1 PAYMENT DATES. If any payment or act under the Plan is required to be made or falls on a date which shall be a Saturday, Sunday or legal holiday, then the making of such payment or the performance of such act may be completed on the next succeeding business day, but shall be deemed to have been completed as of the required date.

            10.2 NOTICES. Any notice to be provided under the Plan shall be in writing and sent by certified mail, return receipt requested, postage pre-paid (with additional copy to Debtor's counsel by telefax); or by hand delivery, addressed as follows:

            If to the Debtor:

                  North American Energy of Delaware, Inc.
                  555 Madison Avenue, 22nd Floor
                  New York, New York 10022


            With a copy to:

                  Ballon Stoll Bader & Nadler, P.C.
                  1450 Broadway-14th Floor
                  New York, New York 10018-2268
                  FAX No. (212) 764-5060

The Debtor may designate in writing any other address for purposes of this section, which designation shall be effective upon receipt, which receipt shall be deemed to be on the third business day after mailing. Any payment required under the Plan




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shall be deemed to have been paid on the date when such payment is mailed.

            10.3 HEADINGS. The headings used in the Plan are inserted for convenience only and are not to be deemed a substan tive portion of the Plan nor in any manner are they to affect the provisions of the Plan.

            10.4 SEVERABILITY. Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability or operative effect of any and all other provisions of the Plan.

            10.5 GOVERNING LAW. Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

            10.6  SUCCESSORS AND ASSIGNS.  The rights and
obligations of any Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Entity.

            10.7 RE-VESTING OF PROPERTY UPON CONFIRMATION. Upon confirmation, the Reorganized Debtor shall be vested with all property of the Debtor free and clear of Claims and interest except as set forth in the Plan, and after Confirmation the Reorganized Debtor shall continue its business and manage its affairs without further supervision of the Court subject to the retention of jurisdiction provisions, as set forth herein.

            10.8 THE DEBTOR. Upon the Effective Date, the Debtor shall be merged into ORA pursuant to the Merger Agreement, upon which merger the Debtor will be extinguished as a legal entity and ORA Electronics, Inc. shall be the surviving corporation (herein defined as the "Reorganized Debtor").

            10.9 OFFSETS. The Debtor will be entitled to offset any amounts legally due from any creditor against the amount of the Allowed Claim of such creditor.

           10.10 RESERVATION OF RIGHTS. The Debtor reserves the right, in its sole and absolute determination, to modify or to revoke and withdraw the Plan before the Confirmation Date. In the event that the Plan is not confirmed, neither the Plan nor related documents nor any statement contained in the Plan or in such related documents may be used or relied upon in any manner in any action, proceeding, or controversy within or outside of the Chapter 11 Case, and, in such event, (i) the Plan shall be




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deemed null and void and (ii) nothing contained in the Plan or in related documents shall be deemed to constitute a waiver or release of any Claim against the Debtor or to prejudice in any manner the rights of any Entity.

          10.11 After Confirmation, the Debtor may, upon order of the Court, in accordance with Section 1127(b) of the Bankruptcy
Code, remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as to be necessary to carry out the purposes and intent of the Plan.

          10.12 CONDITIONS TO EFFECTIVENESS OF THE PLAN. Unless waived in writing by the Debtor, the Plan shall not become effective unless the following conditions are met:

                  10.12.1     There have been no material adverse
            changes in the Debtor's business or operations since the Filing Date;

                  10.12.2 No trustee under Chapter 11 has been appointed and qualified in the Debtor's case;

                  10.12.3 No Claims other than those timely filed with the Court pursuant to the Court's order fixing a last date for the filing of Claims shall be entitled, if allowed, to receive distributions under the Plan;

                  10.12.4 The property of the Debtor's Estate is free and clear of all liens, claims and encumbrances
            (including any claims of constructive trust) not otherwise herein provided;

                  10.12.5     There is no stay in effect of the
            Confirmation order; and

                  10.12.6     The Effective Date of the Plan has
            occurred.

          10.13 CLOSING OF THE CHAPTER 11 CASE. Upon the Disbursing Agent's completion of all Distributions and the Debtor' s conclusion of its duties under the Plan, the Debtor shall (a) file with the Bankruptcy Court a final report as required by the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules for the Bankruptcy Court, and serve such report upon the United States Trustee. Upon payment of all compensation and reimbursement of expenses allowed by the Bankruptcy Court, and any other costs and expenses related to the administration of the Chapter 11 Case, and upon payment of all Class 1 - 4 Allowed Claims, and in accordance with the




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provisions of such orders as the Bankruptcy Court may enter,
(a) the Chapter 11 Case shall be closed and (b) the Disbursing
Agent shall be relieved of all of its rights, powers, and duties under the Plan.


Dated:      New York, New York
            September 13, 1996

                                   NORTH AMERICAN ENERGY OF DELAWARE,
                                   INC.


                                   By: /s/ R.L. Burke, Pres.
                                       -----------------------------



                                   BALLON STOLL BADER & NADLER, P. C.



                                    By: /s/ Howard Bader
                                        ----------------------------
                                           Howard Bader (HB 9744)

                                          Attorneys for Debtor and
                                          Debtor in Possession
                                          1450 Broadway
                                          New York, New York 10018-2268
                                          212.575-7900
                                          Fax 212.764-5060





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